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Exhibit 11

Comtex Scientific Corporation
Earnings Per Share Computation


                                   Three Months Ended               Nine Months Ended
                                        March 31,                        March 31,
                                  1998            1997             1998             1997
                              -----------    ------------     ------------     ------------
Net Income                    $     7,361     $     5,610      $    25,719      $    46,474

Basic Earnings per Share:
Weighted average shares
Outstanding                     7,859,417       7,858,417        7,858,749        7,858,417

Net Income per Common Share   $      0.00     $      0.00      $      0.00      $      0.01


Diluted Earnings per Share:
Weighted average shares
Outstanding                     7,859,417       7,858,417        7,858,749        7,858,417
CSE - Stock Options             2,263,146           -            2,137,122            -
                              -----------    ------------     ------------     ------------


                              $10,122,563     $ 7,858,417      $ 9,995,871        7,858,417

Net Income per Common Share   $      0.00     $      0.00      $      0.00       $     0.01

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